UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 5, 2023

PHOENIX PLUS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-233778	61-1907931
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2-3 & 2-5 BEDFORD BUSINESS PARK, JALAN 3/137B,

BATU 5, JALAN KELANG LAMA,

58200 KUALA LUMPUR, MALAYSIA

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+603) 7971 8168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001	PXPC	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On April 4 ,2023, Phoenix Plus Corp. (the “Company”) closed the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) between Mr. Lee Chong Chow, the sole director, President, Treasurer, Secretary and Director of the Company (the “Purchaser”), and Mr. Fong Teck Kheong. Pursuant to the stock purchase agreement, the Purchaser purchased 100,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001, from Mr. Fong Tech Kheong for $10,000, or $0.0001, per share. The Shares represent approximately 30.06% of the Company’s issued and outstanding common stock as of the closing.

The Purchaser acquired the Shares and now owns the following percentage of the outstanding common stock of the Company:

Name	Number of Shares	Percentage of Registrant
Lee Chong Chow	108,250,000	32.54%

The Purchaser used its personal funds to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the Closing, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the Closing as a result of its stock ownership interest in the Company.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of that document filed as Exhibit 10.1 to this report and incorporated by reference herein.

Neither the Purchaser nor the Company has any specific plans or proposals at this time which relate to or would result in:

●	the acquisition by any person of additional securities of the Company;

●	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

●	a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;

●	any material change in the present capitalization or dividend policy of the Company;

●	any other material change in the Company’s business or corporate structure;

●	changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person;

●	causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

●	a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act; or

●	any similar action to those enumerated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Plus Corp.
(Name of Registrant)

Date: April 10, 2023	By:	/s/ Lee Chong Chow
	Name:	Lee Chong Chow
	Title:	Chief Executive Officer
(President, Secretary, Treasurer, Director)